Exhibit 4.16

UNDERWRITING AGREEMENT

August 30, 2005

IMI International Medical Innovations Inc.
4211 Yonge Street, Suite 615
Toronto, Ontario M2P 2A9

Attention:        Brent Norton, President and Chief Executive Officer

Dear Sirs:

We understand that IMI International Medical Innovations Inc. (the “Company”) proposes to offer and sell 8,210 units (the “Underwritten Units”) of the Company, each Underwritten Unit being comprised of a US$1,000 principal amount Debenture (as hereinafter defined) and 157 Warrants (as hereinafter defined). Each Warrant shall be exercisable for a period of five years following the Closing Date (as hereinafter defined) at a price of US$2.93 per share.

Upon and subject to the terms and conditions hereof, Orion Securities Inc. (“Orion”), as lead underwriter and Loewen, Ondaatje, McCutcheon Limited (collectively the “Underwriters”) hereby agree to purchase from the Company and the Company hereby agrees to issue and sell to the Underwriters, the Underwritten Units for an aggregate purchase price of US$8,210,000 for sale to the public on a private placement basis and to solicit subscriptions therefor.

In consideration of the agreement of the Underwriters to purchase the Underwritten Units hereunder and of the services rendered and to be rendered by the Underwriters in connection with the Offering (as hereinafter defined), including (i) assisting and advising the Company with respect to the distribution and sale of the Underwritten Units; (ii) purchasing or obtaining commitments from substitute Purchasers (as hereinafter defined) of the Underwritten Units; and (iii) providing such other financial advisory services relating to the Offering as the Company and the Underwriters agree are appropriate in the circumstances, the Company agrees to pay the Underwriters’ Fee (as hereinafter defined) to the Underwriters at the Closing Date (as hereinafter defined).

The following are the additional terms and conditions of this Agreement between the Company and the Underwriters:

1.	Definitions

1.1
Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Debentures (as defined herein), (b) unless otherwise provided, all references to dollars or currency in this Agreement are to Canadian dollars; and (c) the following terms have the meanings indicated in this Section 1.1:

“1933 Act” means the Securities Act of 1933, as amended.

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“Accredited Investor” means an investor that is an “accredited investor” as that term is defined in each of (a) Rule 501(a) of Regulation D promulgated under the 1933 Act; and (b) Section 1.1 of OSC Rule 45-501, and includes Quebec Exempt Purchasers.

“Action” shall have the meaning ascribed to such term in Section 3.1.10.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the 1933 Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Business Day” means a day other than a Saturday, Sunday or a statutory holiday in the Province of Ontario;

“Canadian Bought Deal” means an offering of securities by the Company to Canadian purchasers by way of a firmly underwritten placement or a firmly underwritten public offering by short form prospectus.

“Canadian Commission” means either or both of the OSC, and the Autorité des marchés financiers (Quebec), as the context may require.

“Canadian Securities Laws” means the Securities Act (Ontario), and the Securities Act (Quebec), all rules, regulations and policies promulgated thereunder or otherwise adopted from time to time by any Canadian Commission or other authority having jurisdiction, and the rules and policies of the TSX.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 6.

“Closing Date” means August 30, 2005 or such other Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto and all conditions precedent hereto have been satisfied or waived.

“Closing Price” means the closing market price for the Common Stock on the Trading Day immediately prior to the Notice Date.

“Common Stock” means the common shares of the share capital of the Company, no par value, and any other class of securities into which such securities may hereafter have been reclassified or changed into.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

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“Company Counsel” means Aird & Berlis LLP, with respect to Canadian matters, and Mintz, Levin, Ferris, Cohn, Glovsky and Popeo, P.C., with respect to U.S. matters.

“Continuous Disclosure Reports” shall have the meaning ascribed to such term in Section 3.1.8 hereof.

“Conversion Price” shall have the meaning ascribed to such term in the Debentures.

“Debentures” means, the 7% Convertible Debentures due, subject to the terms therein, four years from their date of issuance, issued by the Company to the Purchasers hereunder in the form of Schedule A.

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock option or purchase plan duly adopted by the Board of Directors of the Company (a majority of which are non-employees in accordance with TSX guidelines), (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of any such securities, and (c) securities issued pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company or holding company or individual with proprietary ownership of rights in technology or research and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“GAAP” shall have the meaning ascribed to such term in Section 3.1.8.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1.15.

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1.3.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, pre-emptive right or other restriction.

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“Market Price” means CDN$3.10, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement but prior to the Closing Date.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1.2.

“Material Permits” shall have the meaning ascribed to such term in Section 3.1.13.

“MI 45-102” means Multilateral Instrument 45-102, Resale of Securities, adopted by the OSC and effective March 30, 2004, as such Instrument may be amended from time to time, or any similar instrument, decision, rule or regulation hereafter adopted by any Canadian Commission having substantially the same effect as such instrument.

“MI 52-109” means Multilateral Instrument 52-109, Certification of Disclosure in Issuer’s Annual and Interim Filings, adopted by the OSC and effective March 30, 2004, as such Instrument may be amended from time to time, or any similar instrument, rule or regulation hereafter adopted by any Canadian Commission having substantially the same effect as such instrument.

“NI 51-102” means National Instrument 51-102, Continuous Disclosure Obligations, adopted by the OSC and effective March 30, 2004, as such Instrument may be amended from time to time, or any similar instrument, rule or regulation hereafter adopted by any Canadian Commission having substantially the same effect as such instrument.

“Notice Date” shall mean the date upon which the Company gives notice to the TSX of the transactions contemplated in this Agreement as required by Section 602(a) of the TSX Company Manual.

“Offering” means the offering of Debentures and Warrants pursuant to this Agreement.

“Orion” means Orion Securities Inc.

“OSC” means the Ontario Securities Commission.

“OSC 45-501” means OSC Rule 45-501, Exempt Distributions, adopted by the OSC effective January 12, 2004, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the OSC having substantially the same effect as such Rule.

“Participation Maximum” shall have the meaning ascribed to such term in Section 4.11.1.

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“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pre-Notice” shall have the meaning ascribed to such term in Section 4.11.2.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchase Agreement” means the securities purchase agreements to be entered into between the Company and each Purchaser.

“Purchaser” shall have the meaning ascribed to such term in Section 2.2 hereof.

“Quebec Exempt Purchaser” means a Purchaser who is resident in the Province of Quebec and the total cost of the Debentures to it is at least CDN$150,000, acting for its own account and, if a company, was not established solely to acquire the Debentures; or a Purchaser who is otherwise exempt from the prospectus requirements of the Securities Act (Quebec).

“Regulation S” means Rules 901 through 905 promulgated by the SEC pursuant to the 1933 Act, 17 C.F.R. Sections 230.901-905, as such Rules may be amended from time to time, or any similar rules or regulations hereafter adopted by the SEC having substantially the same effect as such Rules.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1.5.

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise or conversion in full of all Warrants and Debentures (including Underlying Shares issuable as payment of interest);

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the 1933 Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the Securities and Exchange Commission.

“Securities” means the Debentures, the Warrants, the Warrant Shares and the Underlying Shares.

“Securities Act (Ontario)” means the Securities Act (Ontario), R.S.O. 1990, Chapter S.5.

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“SEDAR” means the System For Electronic Document Analysis and Retrieval developed by the Canadian Securities Administrators.

“Shareholder Approval” means such approval as may be required by the applicable rules and regulations of the American Stock Exchange or the TSX (or any successor entity) from the shareholders of the Company with respect to the transactions contemplated by the Transaction Documents, including the issuance of all of the Underlying Shares in excess of 19.99% of the issued and outstanding Common Stock on the Closing Date.

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Debentures and Warrants purchased hereunder as specified in the Purchase Agreement, in US dollars and in immediately available funds.

“Subsequent Financing” shall have the meaning ascribed to such term in Section 4.11.1.

“Subsequent Financing Notice” shall have the meaning ascribed to such term in Section 4.11.2.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a) of the Disclosure Schedules.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market, except so long as the Common Stock is traded on the TSX, in the case of Sections 4.1.3 and 4.1.4 of this Agreement and Section 2 of the Warrants, “Trading Day” means a day on which the Common Stock is traded on the TSX only.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange and the TSX.

“Transaction Documents” means this Agreement, the Purchase Agreements, the Debentures, the Warrants and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“TSX” means the Toronto Stock Exchange.

“TSX Company Manual” means the Toronto Stock Exchange Company Manual.

“Underwriter’s Fee” means the fee to be paid to the Underwriters equal to 6.5% of the gross proceeds raised pursuant to the Offering or US$65.00 per Underwritten Unit;

“Underlying Shares” means the shares of Common Stock issued and issuable upon conversion of the Debentures and upon exercise of the Warrants and issued and issuable in lieu of the cash payment of interest on the Debentures in accordance with the terms of the Debentures.

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“VWAP” means, for any Trading Day, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on the TSX, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the TSX; (b)  if the Common Stock is not then listed or quoted on the TSX and if prices for the Common Stock are then listed on the American Stock Exchange, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the American Stock Exchange; (c) if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then quoted or listed on the Nasdaq National Market, the Nasdaq Small-Cap Market, the New York Stock Exchange or the OTC Bulletin Board, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the market, exchange or bulletin board; (d) if the Common Stock is not then listed or quoted on any of the above and if prices for the Common Stock are then reported in the “Pink Sheets” published by the Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (e) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers and reasonably acceptable to the Company.

“Warrants” means collectively the Common Stock purchase warrants in the form of Schedule B delivered to the Purchasers at the Closing in accordance with Section 6.2 hereof, which Warrants shall be exercisable immediately and have a term of exercise equal to five years.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

2.	Nature of Transaction

2.1
The Company understands that although this offer is presented by the Underwriters as Purchasers, the Underwriters will endeavour to arrange for substituted Purchasers of Underwritten Units or to resell the Underwritten Units, as principal, to ultimate Purchasers.

2.2
Any reference in this Agreement to a “Purchaser” or “Purchasers” shall be taken to be a reference to the Underwriters and to any such substituted and ultimate Purchaser, provided that nothing in this sentence shall affect the obligation of the Underwriters, subject to the terms and conditions hereof, to purchase all of the Underwritten Units not purchased on the Closing Date by substituted Purchasers or an ultimate Purchaser.

2.3
The offering and sale of the Underwritten Units is to be effected in a manner exempt from any prospectus filing or delivery requirements under Canadian Securities Laws, without the necessity of obtaining any order or ruling of any Canadian Commission. Each substituted Purchaser shall purchase Underwritten Units from the Company under the prospectus exemptions more fully described in the Purchase Agreement (the “Exemptions”).

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2.4
The Underwriters will notify the Company with respect to the identity and jurisdiction of residence of each substituted Purchaser as soon as practicable (and in any event not later than the Business Day prior to the Closing Date) with a view to affording sufficient time to allow the Company to secure compliance with all applicable regulatory requirements in connection with the offering and sale of the Underwritten Units to such Purchasers.

2.5
The Underwriters shall conduct their activities in connection with the Offering in compliance with all applicable laws and regulatory requirements, including the Canadian Securities Laws, and, without limiting the foregoing, the Underwriters represent, warrant and covenant to the Company as follows, and acknowledges that the Company is relying on such representations, warranties and covenants in entering into this Agreement:

2.5.1
all solicitation, offering and other selling efforts carried out by it in connection with the Offering have been and will be made in accordance with the provisions of the Exemptions in a manner such that no prospectus need be filed or delivered by the Company in connection therewith; and

2.5.2	no advertising of the Underwritten Units has been or will be made by it in any media whatsoever (except as may be permitted under the Canadian Securities Laws).

2.6
The Underwriters shall obtain from each Purchaser a completed and executed Purchase Agreement and (if applicable) other forms prescribed or required under Canadian Securities Laws or by the Company in connection with the Offering. In order to facilitate organization of the closing of the Offering, the Underwriters will use their reasonable best efforts to provide copies of such documents to Company Counsel not less than 24 hours prior to the Closing Date, provided that provision of such documents shall not constitute a delivery thereof for purposes of Section 6.2.

3.	Representations and Warranties

3.1
Representations and Warranties of the Company. Except as set forth under the corresponding section of the disclosure schedules delivered to Orion concurrently herewith, on behalf of the Purchasers (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof, the Company hereby makes the representations and warranties set forth below to the Underwriters and each Purchaser.

3.1.1
Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a) to the Disclosure Schedules. Except as disclosed on Schedule 3.1(a) to the Disclosure Schedules, the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of pre-emptive and similar rights to subscribe for or purchase securities.

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3.1.2
Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

3.1.3
Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith other than in connection with the Required Approvals. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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3.1.4
No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal, provincial and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

3.1.5
Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, provincial, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) filings required pursuant to Section 4.6, (ii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Debentures and Warrants and the listing of the Underlying Shares for trading thereon in the time and manner required thereby, (iv) the filing of Form D with the SEC and such filings as are required to be made under applicable provincial and state securities laws and (v) Shareholder Approval (collectively, the “Required Approvals”).

3.1.6
Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock a sufficient number of shares of Common Stock for the issuance of the Underlying Shares.

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3.1.7
Capitalization. The capitalization of the Company is as described in the Company’s most recent financial statements filed on SEDAR. The Company has not issued any capital stock that is not disclosed in such filing, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plan and pursuant to the conversion or exercise of outstanding Common Stock Equivalents. No Person has any right of first refusal, pre-emptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities or otherwise as disclosed in Schedule 3.1(g), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and non-assessable, have been issued in compliance with all applicable federal and state securities laws and Canadian Securities Laws, and none of such outstanding shares was issued in violation of any pre-emptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

3.1.8
Continuous Disclosure Reports and SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Canadian Securities Laws, the 1933 Act and the Exchange Act, including pursuant to Section  13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “Continuous Disclosure Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such Continuous Disclosure Reports prior to the expiration of any such extension. As of their respective dates, the Continuous Disclosure Reports complied in all material respects with the requirements of the applicable securities laws, and none of the Continuous Disclosure Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Continuous Disclosure Reports comply in all material respects with applicable accounting requirements and the applicable securities laws with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

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3.1.9
Material Changes. Since the date of the latest audited financial statements included within the Continuous Disclosure Reports, except as specifically disclosed in the Continuous Disclosure Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made or required to be made pursuant to U.S. securities laws and the Canadian Securities Laws, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option or share purchase plans. The Company does not have pending before any Canadian Commission or the SEC any request for confidential treatment of information.

3.1.10
Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, provincial, state, county, local or foreign) or a Trading Market (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor to the knowledge of the Company, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal, provincial or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by a Canadian Commission or the SEC involving the Company or any current or former director or officer of the Company. No Canadian Commission or the SEC has issued any stop order or other order suspending the effectiveness of any document filed by the Company or any Subsidiary pursuant to U.S. securities laws or any of the Canadian Securities Laws.

3.1.11
Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect.

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3.1.12
Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, provincial, state and local laws applicable to its business except in each case as could not have a Material Adverse Effect.

3.1.13
Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, provincial, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the Continuous Disclosure Reports, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

3.1.14
Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, provincial, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance.

3.1.15
Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights necessary or material for use in connection with their respective businesses as described in the Continuous Disclosure Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of others.

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3.1.16
Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage with a coverage limitation of CDN$5,000,000. To the best knowledge of the Company, such insurance contracts and policies are accurate and complete. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

3.1.17
Transactions With Affiliates and Employees. Except as set forth in the Continuous Disclosure Reports, none of the officers, directors or to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of CDN$60,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company.

3.1.18
Sarbanes-Oxley; Internal Accounting Controls. The Company is in material compliance with all requirements of the Sarbanes-Oxley Act of 2002 and the Canadian Securities Laws in each case, which are applicable to it as of the Closing Date.

3.1.19
Certain Fees. Other than as disclosed in Schedule 3.1(s), no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

3.1.20
Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth herein or in the Purchaser Agreement, no registration under the 1933 Act, and no prospectus under Canadian Securities Laws are required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene any U.S. federal or state securities laws or any of the Canadian Securities Laws or the rules and regulations of the Trading Market.

Execution Copy

3.1.21
Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

3.1.22	Registration Rights. Other than each of the Purchasers, no Person has any right to cause the Company to effect the registration under the 1933 Act of any securities of the Company.

3.1.23
Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and the Common Stock is listed on the TSX and the American Stock Exchange, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the listing of the Common Stock on either Trading Market nor has the Company received any notification that any Trading Market is contemplating terminating such listing. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

3.1.24
Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

3.1.25
Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchasers will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct in all material respects with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

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3.1.26
No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth herein or in the Purchase Agreements, neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company as contemplated by Rule 502(a) of Regulation D promulgated under the 1933 Act, or for purposes of any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market on which any of the securities of the Company are listed or designated.

3.1.27
Solvency. Based on the financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) to the knowledge of the Company, the anticipated cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. The Continuous Disclosure Reports set forth as of the dates thereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of CDN$50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of CDN$50,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

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3.1.28
Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect or as otherwise disclosed on Schedule 3.1(bb) of the Disclosure Schedules, the Company and each Subsidiary has filed all necessary federal, provincial, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

3.1.29
No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other Accredited Investors.

3.1.30
Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended.

3.1.31
Accountants. The Company’s accountants are Ernst & Young LLP. To the knowledge of the Company, such accountants, who the Company expects will express their opinion with respect to the annual financial statements to be filed on SEDAR for the year ended December 31, 2005, are independent accountants as required by the Canada Business Corporations Act and the Canadian Securities Laws.

3.1.32
Seniority. As of the Closing Date, no indebtedness or other equity of the Company is senior to the Debentures in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

3.1.33
No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers.

Execution Copy

3.1.34
Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

3.1.35
Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities (other than for the placement agent’s placement of the Securities), or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

4.	Other Agreements of the Parties

4.1	Transfer Restrictions.

4.1.1
The Securities may only be disposed of in compliance with the Canadian Securities Laws and the 1933 Act or pursuant to an available exemption. In connection with any transfer of Securities other than (i) pursuant to the Canadian Securities Laws or (ii) to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1.2 of this Agreement, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the 1933 Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement.

4.1.2	The Purchasers agree to the imprinting, so long as is required by this Section 4.1.2, of a legend on any of the Securities in the following form:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES MUST NOT TRADE THE SECURITIES BEFORE [Insert the date that is four months and a day after the distribution date.]

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THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 SECURITIES ACT”); AND MAY BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED OR ASSIGNED FOR VALUE ONLY (A) TO THE CORPORATION; (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 SECURITIES ACT; (C) IN COMPLIANCE WITH RULE 144 OR RULE 144A UNDER THE 1933 SECURITIES ACT; OR (D) IN A TRANSACTION THAT IS OTHERWISE EXEMPT FROM REGISTRATION UNDER THE ACT AND STATE SECURITIES LAWS, PROVIDED, IN EACH CASE, THE CORPORATION SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT AS TO THE AVAILABILITY OF THE EXEMPTIONS RELIED ON.

DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution in the United States that is an “accredited investor” as defined in Rule 501(a) under the 1933 Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

4.1.3
Certificates evidencing the Underlying Shares shall not contain any legend including the legend in Section 4.1.2 (the “Legend”) if they are issued more than four months and one day following the Closing Date. The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent if required by the Company’s transfer agent to effect the removal of the Legend hereunder. If all or any portion of a Debenture or Warrant is converted or exercised (as applicable) at a time when no legend is required hereunder, then such Underlying Shares shall be issued free of the Legend. At such time as the Legend is no longer required hereunder, the Company will, no later than three Trading Days following the delivery by a Purchaser to the Company or the Company's transfer agent of a certificate representing Underlying Shares (including upon conversion of the Debentures or exercise of the Warrants), as applicable, issued with a Legend and a cover letter from such Purchaser requesting the removal of such Legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from the Legend. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. If available, certificates for Securities subject to legend removal hereunder shall be transmitted by the transfer agent of the Company to the Purchasers by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System, or another established clearing corporation performing similar functions. Each Purchaser acknowledges that the Company has agreed to issue Underlying Shares without the Legend after four months and one day in reliance on such Purchaser's (i) representation to the Company that such Purchaser has requested certificates without the Legend to enable prompt sales of the Underlying Shares on the Trading Market as permitted by Canadian Securities Laws and U.S. securities laws (and each Purchaser hereby so represents) and (ii) acknowledgement that any such sales must be made in compliance with the 1933 Act and the rules and regulations thereunder (and each Purchaser hereby so acknowledges).

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4.1.4
In addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Underlying Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Company’s transfer agent) delivered for removal of the restrictive legend and subject to Section 4.1.3, $10 per Trading Day (increasing to $20 per Trading Day five Trading Days after such damages have begun to accrue) for each Trading Day after the second Trading Day following the Legend Removal Date until such certificate is delivered without a legend. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

4.1.5
Each Purchaser, severally and not jointly with the other Purchasers, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance that the Purchaser will sell any Securities pursuant to either the registration requirements of the 1933 Act, including any applicable prospectus delivery requirements, an exemption therefrom or in accordance with the applicable Canadian Securities laws.

4.1.6
Until the one year anniversary of the date hereof, the Company shall not undertake a reverse or forward stock split or reclassification of the Common Stock without the prior written consent of the Purchasers holding a majority in principal amount outstanding of the Debentures, acting reasonably.

4.2
Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

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4.3
Furnishing of Information. As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Canadian Securities Laws and the Exchange Act. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to the Canadian Securities Laws or the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the 1933 Act within the limitation of the exemptions provided by Rule 144.

4.4
Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the 1933 Act of the sale of the Securities to the Purchasers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

4.5
Conversion and Exercise Procedures. The form of Notice of Exercise included in the Warrants and the form of Notice of Conversion included in the Debentures set forth the totality of the procedures required of the Purchasers in order to exercise the Warrants or convert the Debentures. No additional legal opinion or other information or instructions shall be required of the Purchasers to exercise their Warrants or convert their Debentures. The Company shall honor exercises of the Warrants and conversions of the Debentures and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.6
Securities Laws Disclosure; Publicity. The Company shall, by 8:30 a.m. Eastern time on the Trading Day following the date hereof, issue a press release and, within ten calendar days after the Closing Date, file a Material Change Report on Form 51-102F3, in each case, reasonably acceptable to each Purchaser disclosing the material terms of the transactions contemplated hereby, and file the Transaction Documents thereto. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, except for the disclosure of this Agreement to the TSX and the Canadian Commission, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the SEC or the Canadian Commission or any regulatory agency or Trading Market, without the prior written consent of Purchaser, except to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure.

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4.7
Shareholder Rights Plan. No claim will be made or enforced by the Company or, to the knowledge of the Company, any other Person that any Purchaser is an “Acquiring Person” under any shareholder rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

4.8
Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

4.9
Use of Proceeds. Except as set forth on Schedule 4.9 of the Disclosure Schedule, the Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes including to: (i) accelerate the development of the Company’s cancer portfolio; (ii) expand the Company’s pipeline of technologies; and (iii) pursue strategic growth opportunities, and not for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), to redeem any Common Stock or Common Stock Equivalents or to settle any outstanding litigation.

4.10	Reservation and Listing of Securities.

4.10.1
The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.

4.10.2
The Company shall, if applicable: (i) in the time and manner required by the Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing on the Trading Market as soon as possible thereafter, (iii) provide to the Purchasers evidence of such listing, and (iv) maintain the listing of the Common Stock representing the Underlying Shares on such Trading Market or another Trading Market.

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4.11	Right of First Refusal for Future Financings.

4.11.1
From the date hereof until the date that the Debentures are no longer outstanding, upon any proposed financing by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (a “Subsequent Financing”), each Purchaser shall have the right of first refusal to participate in up to an amount of the Subsequent Financing equal to the lesser of (i) the principal amount of all Debentures then outstanding and (ii) 100% of the Subsequent Financing (the “Participation Maximum”).

4.11.2
At least 5 Trading Days prior to the closing of the Subsequent Financing (except in the case of a Canadian Bought Deal), the Company shall deliver to each Purchaser a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such Purchaser if it wants to review the details of such proposed financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of a Purchaser, and only upon a request by such Purchaser, for a Subsequent Financing Notice, the Company shall promptly, but no later than 1 Trading Day after such request, deliver a Subsequent Financing Notice to such Purchaser. In the case of a Canadian Bought Deal, the Company shall not be required to deliver a Pre-Notice but instead shall be required to deliver a Subsequent Financing Notice and telephonically advise the authorized signatory of each Purchaser as set forth on the signature pages hereto of the terms and conditions of the Canadian Bought Deal. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and, if applicable, attached to which shall be a term sheet or similar document relating thereto.

4.11.3
Any Purchaser desiring to participate in such Subsequent Financing must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the 5th Trading Day after all of the Purchasers have received the Pre-Notice (or, in the case of a Canadian Bought Deal, as to each Purchaser not less than two hours from the time the Company telephonically advises the authorized signatory of such Purchaser of the terms of such Canadian Bought Deal, provided that if more time is available to permit such Purchaser’s participation, such Purchaser shall not be precluded from participation)) that the Purchaser agrees, subject to documentation reasonably acceptable to such Purchaser and the Company, to participate in the Subsequent Financing, the amount of the Purchaser’s participation, and that the Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no notice from a Purchaser as of such 5th Trading Day (or as to each Purchaser such period not less than two hours in the case of a Canadian Bought Deal), such Purchaser shall be deemed to have notified the Company that it does not elect to participate.

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4.11.4
If by the time periods set out in paragraph 4.11.3 above, notifications by the Purchasers of their agreement, subject to documentation reasonably acceptable to such Purchaser and the Company, to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms set forth in the Subsequent Financing Notice.

4.11.5
If by the time periods set out in paragraph 4.11.3 above, the Company receives responses to a Subsequent Financing Notice from Purchasers seeking to purchase more than the aggregate amount of the Participation Maximum, each such Purchaser shall have the right to purchase the greater of (a) their Pro Rata Portion (as defined below) of the Participation Maximum and (b) the difference between the Participation Maximum and the aggregate amount of participation by all other Purchasers. “Pro Rata Portion” is the ratio of (x) the Subscription Amount of Securities purchased on the Closing Date by a Purchaser participating under this Section 4.11 and (y) the sum of the aggregate Subscription Amounts of Securities purchased on the Closing Date by all Purchasers participating under this Section 4.11.

4.11.6
The Company must provide the Purchasers with a second Subsequent Financing Notice, and the Purchasers will again have the right of participation set forth above in this Section 4.11, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within 60 Trading Days after the date of the initial Subsequent Financing Notice.

4.11.7	Notwithstanding the foregoing, this Section 4.11 shall not apply in respect of an Exempt Issuance.

4.12	Subsequent Equity Sales.

4.12.1
From the date hereof until 90 days after the Legend Removal Date, neither the Company nor any Subsidiary shall issue shares of Common Stock or Common Stock Equivalents; provided, however, the 90 day period set forth in this Section 4.12 shall be extended for the number of Trading Days during such period in which trading in the Common Stock is suspended by any Trading Market.

4.12.2
From the date hereof until such time as no Purchaser holds any of the Securities, the Company shall be prohibited from effecting or entering into an agreement to effect any Subsequent Financing involving a “Variable Rate Transaction”. The term “Variable Rate Transaction” shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price.

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4.12.3
Notwithstanding the foregoing, Section 4.12.1 shall not apply in respect of the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock option or purchase plan duly adopted by the Board of Directors of the Company (a majority of which are non-employees in accordance with TSX guidelines), (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of any such securities.

4.12.4	Notwithstanding the foregoing, Section 4.12.2 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance.

4.13
Equal Treatment of Purchasers. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. Further, the Company shall not make any payment of principal or interest on the Debentures in amounts which are disproportionate to the respective principal amounts outstanding on the Debentures at any applicable time. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.14
Piggy-Back Registrations. If at any time that any of the Securities are outstanding there is not an effective registration statement filed with the SEC covering all of all of the shares of Common Stock underlying the Securities and the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the 1933 Act of any of its equity securities, other than on Form S-4 (or F-4) or Form S-8 (or F-8) (each as promulgated under the 1933 Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, then the Company shall send to each Purchaser a written notice of such determination and, if within fifteen days after the date of such notice, any such Purchaser shall so request in writing, the Company shall include in such registration statement all or any part of such Securities such Purchaser requests to be registered, subject to customary underwriter cutbacks applicable to all holders of registration rights.

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5.	Closing Conditions

The Underwriters’ obligations under this Agreement are conditional upon the following:

5.1
the Company shall have complied with all the covenants and shall have satisfied all the terms and conditions of this Agreement on its part to be complied with and satisfied at or prior to the Closing Date other than those which may have been waived by the Underwriters;

5.2
the Company shall have delivered to the Underwriters at the Closing Date legal opinion, of the Company Counsel dated the Closing Date and addressed to the Underwriters, the Purchasers and the Underwriters’ counsel, in the form of Exhibit C attached hereto, the Company Counsel may rely, to the extent appropriate in the circumstances, on the opinions of local counsel acceptable to them and as to matters of fact on certificates of officers of the Company and others;

5.3
the Company shall have made all necessary filings with and obtained all necessary approvals, consents and acceptances of applicable regulatory authorities required to be made or obtained prior to the Closing Date in order to permit the Company to distribute the Securities to the Purchaser on a basis exempt from the registration and prospectus requirements under the Canadian Securities Laws or the applicable U.S. Securities laws; and

5.4
no order, ruling or determination having the effect of ceasing the trading or suspending the issuance or sale of the Common Stock or any other securities of the Company shall have been issued by any stock exchange, securities commission or other regulatory authority, and no proceedings for such order, ruling or determination shall have been instituted or shall be contemplated or threatened.

6.	Closing

6.1
The purchase and sale of the Debentures and the Warrants shall be completed at the Closing Date at the Toronto offices of the Company Counsel for Canadian matters, or at such other place as the Underwriters and the Company may agree upon. At or prior to the Closing Date, the Company shall, subject to the provisions of this Section 6, duly and validly deliver to the Underwriters certificates in definitive form representing the Debentures and the Warrants in the names of the Purchasers or as indicated on their respective Purchase Agreement, against payment at the direction of the Company of the subscription price therefor, in lawful money of the United States by certified cheque or bank draft payable at par in the City of Toronto. The Underwriters and the Purchasers may discharge their payment obligations under this Section 6 by delivery of certified cheques or bank drafts from the Underwriters to the Company equal to the aggregate purchase price for the Debentures and the Warrants less the Underwriters’ Fee and any expenses incurred by the Underwriters in connection with the Offering, including the fees, taxes and disbursements of counsel to the Underwriters.

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6.2	On the Closing Date:

6.2.1	the Underwriters shall deliver to the Company original or facsimile copies of the Purchase Agreements completed and executed by the Purchasers;

6.2.2
subject to rejection or allotment by the Company acting reasonably, the Company shall accept each Purchase Agreement properly completed and duly executed by the Purchasers, by the execution thereof by the Company’s duly authorized officers and shall deliver a duly executed copy of each Purchase Agreement to the Underwriters to be held by the Underwriters on behalf of the Purchasers;

6.2.3
the Company shall deliver or cause to be delivered to the Underwriters to be held by the Underwriters on behalf of the Purchasers the certificates for the Debentures and the Warrants sold pursuant to the Purchase Agreements registered in the name of the Purchasers or as otherwise provided pursuant to the Purchase Agreements;

6.2.4	the Company shall deliver or cause to be delivered to the Underwriters the requisite certificates, opinions and other documents as contemplated hereby; and

6.2.5
the Underwriters shall deliver or cause to be delivered to the Company a certified cheque or bank draft made payable to the Company or to its order in an amount equal to the aggregate purchase price of the Units sold pursuant to the Offering, less the Underwriters’ Fee and any expenses incurred by the Underwriters in connection with the Offering, including the fees, taxes and disbursements of counsel to the Underwriters.

7.	Early Termination

7.1	The obligations of the Underwriters hereunder may be terminated by written notice to that effect given to the Company at or prior to the Closing Date, if:

7.1.1
there is, in the sole and reasonable opinion of the Underwriters, a material change or a change in any Material fact or a new Material fact pertaining to the Company shall arise which would be expected to have an adverse change or effect on the business, affairs, or profitability of the Company or on the market price or the value of the securities of the Company;

7.1.2
there should develop, occur or come into effect any event of any nature, including without limitation, accident, governmental law or regulation which, in the sole and reasonable opinion of the Underwriters materially adversely affects or may materially adversely affect the financial markets or the business, affairs or profitability of the Company or the market price or value of the securities of the Company;

7.1.3	any order to cease trading in securities of the Company is made or threatened by a securities regulatory authority; or

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7.1.4	the Company is in material breach of a term, condition or covenant of this Agreement.

7.2
If the obligations of any Underwriter are terminated pursuant to this Section 7, there shall be no further liability on the part of such Underwriter to the Company or of the Company to such Underwriter except in respect of any liability which may have arisen or may thereafter arise under Sections 11 and 12 of this Agreement.

7.3
The right of any Underwriter to terminate its obligations under this Agreement is in addition to such other remedies as such Underwriter may have in respect of any default, act or omission of the Company in respect of any of the matters contemplated by this Agreement. A notice of termination signed by one Underwriter under this Section shall not be binding on the other Underwriters.

8.	Entitlement of Underwriters

8.1	The Underwriters’ rights and obligations under this Agreement are several and not solidary in the following percentages:

•         Orion Securities Inc.                                                      90%

•         Loewen, Ondaatje, McCutcheon Limited                        10%

9.	Underwriters’ Authority

9.1
The Company shall be entitled to and shall act on any notice, request, direction, consent, waiver, extension and other communication given or agreement entered into by or on behalf of the Underwriters by Orion who shall represent the Underwriters and have authority to bind the Underwriters hereunder except in respect of a notice of termination pursuant to Section 7 or the exercise of the indemnity rights specified in Section 11. Each of the Underwriters covenants and agrees that Orion has been duly authorized in such regard and shall incur no liability in connection therewith absent negligence or fraud.

10.	Contractual Standstill

10.1	Brent Norton, Ron Hosking, Mike Evelegh and Tim Currie shall sign on the Closing Date the contractual standstill in the form annexed hereto as Schedule D.

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11.	Indemnity and Contribution

11.1
In consideration for the Underwriters accepting the engagement (the “Engagement”) pursuant to this Agreement, the Company agrees to indemnify and hold the Underwriters and/or any of their affiliates (collectively, the “Underwriters” for the purposes of this Section 11) and each of their respective directors, officers, employees, agents, advisors, shareholders and partners (hereinafter referred to as the “Personnel”) harmless from and against any and all expenses, losses (other than loss of profits), claims, actions, damages or liabilities, whether joint or several (including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings or claims), and the reasonable fees and expenses of its counsel that may be incurred in advising with respect to and/or defending any claim that may be made against the Underwriters and/or the Personnel (including in enforcing this indemnity), to which the Underwriters and/or the Personnel may become subject or otherwise involved in any capacity under any statute or common law or otherwise (collectively, the “Claims”) insofar as such Claims arise out of or are based, directly or indirectly, upon the performance of professional services rendered to the Company by the Underwriters and/or the Personnel hereunder or otherwise in connection with the Engagement; provided, however, that this indemnity shall not apply to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that:

11.1.1
the Underwriters or the Personnel have been grossly negligent or dishonest or have committed any fraudulent act in the course of such performance or that any Underwriter or Personnel was guilty of wilful misconduct or acted in bad faith; or

11.1.2	the Underwriters have breached any material provision of this Agreement; and

11.1.3
the Claims were caused by the gross negligence or result from the wilful misconduct or bad faith, dishonesty or fraud referred to in 11.1.1 or the breach of any material provision of this Agreement referred to in 11.1.2.

11.2
If for any reason (other than the occurrence of any of the events itemized in 11.1.1 to 11.1.3 above), the foregoing indemnification is unavailable to the Underwriters or Personnel or insufficient to hold themselves harmless, then the Company shall contribute to the amount paid or payable by the Underwriters and/or the Personnel as a result of such Claim in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Underwriters on the other hand but also the relative fault of the Company and the Underwriters, as well as any relevant equitable considerations; provided that the Company shall in any event contribute to the amount paid or payable by the Underwriters and/or the Personnel as a result of such Claim excess of such amount over the amount of the Underwriters’ Fee received by the Underwriters hereunder.

11.3
The Company agrees that in case any legal proceeding shall be brought against the Company and/or the Underwriters and/or the Personnel by any governmental commission or regulatory authority or any stock exchange or other entity having regulatory authority, either domestic or foreign, if any Personnel shall be required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding, in connection with, or by reason of the performance of professional services rendered to the Company by the Underwriters, the Underwriters shall have the right to employ separate counsel in connection therewith if the Underwriters, acting reasonably, determine that a conflict of interest exists or that it is likely that such conflict of interest will develop, and the reasonable fees and expenses of such counsel as well as the reasonable costs (including an amount to reimburse the Underwriters from time spend by the Personnel in connection therewith) and out-of-pocket expenses incurred by the Underwriters or the Personnel in connection therewith shall be paid by the Company as they occur.

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11.4
Promptly after receipt of notice of the commencement of any legal proceeding against the Underwriters or any of the Personnel or after receipt of notice of the commencement of any investigation, which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from the Company, the Underwriters will notify the Company in writing of the commencement thereof and, throughout the course thereof, (the “Indemnification Notice”). The Company shall be entitled (but not required) to assume the defence, on behalf of the Underwriters or any of the Personnel, of any legal proceeding brought to enforce a Claim; provided that the defence shall be through legal counsel acceptable to the Underwriters, acting reasonably, and that the Company shall bear the reasonable fees, costs and expenses of such defence. The Underwriters covenant and agree that they shall use their best efforts to cooperate fully with the Company in the investigation and defence of any Claim or potential Claim and use their best efforts to cause any other indemnified party to also cooperate.

11.5
In the event that the Company does not assume the defence of a Claim within 30 days of receipt of the Indemnification Notice, the Underwriters shall have the right to retain their own legal counsel and the Company shall bear the reasonable fees, costs and expenses of such counsel; provided that, throughout the course of any legal proceeding, the Underwriters shall provide copies of all relevant documentation to the Company, shall keep the Company advised of the progress thereof and shall discuss with the Company all significant actions proposed.

11.6
The indemnity and contribution obligations of the Company shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to the Personnel and shall be binding upon and enure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Underwriters and any of the Personnel. The parties agree that the Underwriters hold all rights of the Personnel in trust for the Personnel. The foregoing provisions shall survive the completion of professional services rendered under the Engagement or any termination of the authorization given by this Agreement.

12.	Expenses

Whether or not the transactions herein contemplated shall be completed, the Company shall pay all expenses of or incidental to the authorization, issue, delivery and sale of the Underwritten Units and of or incidental to all other matters in connection with the Offering including, without limitation, (i) the fees and expenses payable in connection with the qualification of the Distribution of the Underwritten Units, (ii) the fees, taxes and disbursements of Fraser Milner Casgrain LLP, counsel to the Underwriters and any travel and administrative expenses incurred by the Underwriters in connection with the Offering, (iii) the fees, taxes and disbursements of the Company’s counsel and local counsel, auditors, road show consultants, printers and other consultants and service providers retained by the Company in connection with the Offering, (iv) all costs incurred in connection with the preparation, printing and delivery of documents relating to the Offering or of the definitive certificates representing the Underwritten Units and (v) any stock exchange listing fees.

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13.	Authority

The Company shall be entitled to and shall act on any notice, waiver, extension or other communication given by Orion, on behalf of the Purchasers, which has authority to bind the Purchasers with respect to all matters covered by this Agreement.

14.	Conflict of Interest

The Company: (i) acknowledges and agrees that the Underwriters has certain statutory obligations as registrant under the Canadian Securities Laws and has fiduciary relationships with its respective clients; and (ii) consents to the Underwriters acting hereunder while continuing to act for its respective clients. To the extent that an Underwriters’ statutory obligations as registrant under the Canadian Securities Laws or fiduciary relationships with its respective clients conflicts with its obligations hereunder, the Underwriters shall be entitled to fulfill its statutory obligations as registrant under the Canadian Securities Laws and its fiduciary duties to its respective clients. Nothing in this Agreement shall be interpreted to prevent the Underwriters from fulfilling its statutory obligations as registrant under the Canadian Securities Laws or to satisfy its fiduciary duties to its clients.

15.	Survival

All representations, warranties, covenants and agreements of the Company and of the Underwriters herein contained or contained in documents delivered pursuant to this Agreement shall survive the purchase and sale of the Underwritten Units and shall continue in full force and effect for the benefit of the Underwriters, the Purchasers and the Company, as the case may be, regardless of any subsequent disposition of such securities or any investigation or due diligence conducted by or on behalf of the Underwriters in connection with the Offering or with respect to the Distribution of the Securities.

16.	Notices

Any notice or other communication to be given hereunder shall be addressed as follows:

if to the Company:

IMI International Medical Innovations Inc.
4211 Yonge Street, Suite 615
Toronto, Ontario M2P 2A9

Attention:        Brent Norton,
                        President and Chief Executive Officer
Facsimile:         (416) 222-4533

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copy to:

Aird & Berlis LLP
BCE Place, 181 Bay Street, Suite 1800
Toronto, Ontario, M5J 2T9

Attention:        Richard Kimel
Facsimile:         (416) 863-1515

if to the Underwriters:

Orion Securities Inc.
BCE Place, 181 Bay Street
Suite 3100, P.O. Box 830
Toronto, Ontario, M5J 2T3

Attention:        Gordon H. Larock
Facsimile:         (416) 848-3699

and to:

Loewen, Ondaatje, McCutcheon Limited
Hazelton Lanes, East Tower
55 Avenue Road
Suite 2250, East Tower
Toronto, ON M5R 3L2

Attention:        Garrett Herman
Facsimile:         (416) 964-4493

copy to:

Fraser Milner Casgrain LLP
1 Place Ville Marie, 39th Floor
Montreal, QC H3B 4M7

Attention:        Vitale A. Santoro
Facsimile:         (514) 866-2241

Any such notice or other communication shall be in writing, and unless delivered personally to a responsible officer of the addressee, shall be sent by courier or telecopy, and shall be deemed to have been received, if given by telecopy, on the day of sending (or the next Business Day following the sending if the sending is after 4:00 p.m. (local time at the place of receipt of such notice or communication) or if the day of sending is not a Business Day) and, if sent by courier, on the next Business Day following the sending thereof.

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17.	Governing Law

This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

18.	Time of Essence

Time shall be of the essence hereof.

19.	Severability

If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severable from this Agreement.

20.	Counterparts

This Agreement may be executed by any one or more of the parties herein in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

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If you accept the foregoing offer and agree with the above terms and conditions, please so indicate by signing and returning this letter to us.

Yours very truly,

Orion Securities Inc.

By:	(s) Gordon H. Larock
Gordon H. Larock
Managing Director, Healthcare & Biotechnology, Investment Banking

Loewen, Ondaatje, McCutcheon Limited

By:	(s) Garrett Herman
Garrett Herman
Chairman & Chief Executive Officer

The foregoing offer is hereby accepted effective as of the date and on the terms and conditions set forth above.

IMI International Medical Innovations Inc.

By:	(s) Brent Norton
Brent Norton
President and Chief Executive Officer

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SCHEDULE A

DEBENTURE

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SCHEDULE B

WARRANT

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SCHEDULE C

COMPANY COUNSEL OPINIONS

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SCHEDULE D

FORM OF LOCK-UP

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